                         ASSET ACQUISITION AGREEMENT
                        -----------------------------

     THIS ASSET ACQUISITION AGREEMENT, made and entered into as of this 31st day of May 2000, by and between Tracy Hernandez, a Utah resident having a principal place of business at 6314 King Valley Drive, West Valley City, Utah 84128(hereinafter referred to as the "Seller") and Replacement Financial, Inc., a corporation duly organized under the laws of the State of Nevada and subject to the reporting requirements imposed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and having its principal place of business at 7432 South Carling Circle, Salt Lake City, Utah 84121 (hereinafter referred to as the "Purchaser").

                        W  I  T  N  E  S  S  E  T  H  :

     WHEREAS, Seller desires to sell certain of its assets relating to the Seller's operation of TK Originals pursuant to the terms and conditions hereof; and,

     WHEREAS, Purchaser desires to purchase such assets in accordance with the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.   SALE AND PURCHASE OF ASSETS

      1.1 Transfer of Assets. Subject to the terms and conditions of this Agreement, Purchaser, in reliance upon Seller's warranties and representations herein made, shall purchase and acquire from Seller, and Seller, shall sell, transfer and convey to Purchaser, with the exceptions set forth herein and in the schedules annexed hereto, all of the assets, properties and rights of Seller relating to the Seller's operation of TK Originals, of every type and description, whether tangible or intangible, including the following:

     (a) All rights of Seller under any and all agreements of whatever nature or kind relating to the Seller's operation of TK Originals; the foregoing being more specifically defined and described in the Schedule of Contract Rights, Schedule A, attached hereto and made a part hereof (hereinafter collectively referred to as the "Contract Rights").

     (b) All patents, patent applications, copyrights, trade secrets, trademarks, trade names, and other proprietary rights relating to the Seller's operation of TK Originals; the foregoing being more specifically defined and described in the Schedule of Proprietary Rights, Schedule B, attached hereto and made a part hereof (hereinafter collectively referred to as the "Proprietary Rights").

     (c) Any inventory, material, equipment, machinery, supplies, receivables or any other assets relating to the Seller's operation of TK Originals; the foregoing being more specifically defined and described in the Schedule of Assets, Schedule C, attached hereto and made a part hereof (hereinafter collectively referred to as the "Assets").

All assets of Seller to be transferred to the Purchaser pursuant hereto, including the Proprietary Rights and Contract Rights and Assets, are sometimes hereinafter collectively referred to as the "Seller's Assets".

     1.2 Excluded Assets. The following shall be excluded from Seller's Assets being sold and transferred hereunder: (a) All liabilities or obligations of Seller, in existence as of the date herein.

     1.3 Encumbrances. Seller represents that the sale and transfer of Seller's Assets are free and clear of all obligations, security interests, liens, infringements and encumbrances whatsoever, except to the extent expressly included in the Schedule of Encumbrances, Schedule D, attached hereto and made a part hereof.

     1.4 Purchase Price. In consideration for the sale of the Seller's Assets to Purchaser, Purchaser shall pay Seller as follows: One Million (1,000,000) shares of Replacement Financial, Inc. common stock, $0.001 par value, which shall be duly authorized, validly issued, fully paid and non-assessable (hereinafter referred to as the "Purchaser Stock").

2.   COVENANTS, WARRANTIES AND REPRESENTATIONS OF SELLER

     Seller warrants and represents to Purchaser as follows:

     2.1 Noninfringement. To the best of Seller's knowledge, the Proprietary Rights, in whole or in part, do not infringe any patents, copyrights, trade secrets, trademarks or other proprietary rights of any third parties and, to the best of Seller's knowledge and belief, no rights or licenses are required from third parties to exercise any rights with respect to Seller's Assets or any portion thereof.

     2.2 Proprietary Rights. The Proprietary Rights are in full force and effect and there are no liens, claims, proceedings or causes of actions which in any way affect the validity or enforceability of such Proprietary Rights.

     2.3   Contracts, Licenses, Permits and Approvals.

     (a) To the best of Seller's knowledge, Seller has no presently existing contracts or commitments extending beyond the execution date hereof which in any way relate to Seller's Assets that are not included in the Schedule of Contract Rights, Schedule A hereto.

     (b) Seller does not have any obligation under any collective bargaining agreement or any other contract with a labor union. Except to the extent set forth in the Schedule of Contract Rights, Schedule A hereto, Seller is not a party to any executive or employee compensation plan or agreement or compensatory plan or agreement with any independent contractors, or employees or agents of Seller, including, without limitation, any pension, retirement, profit sharing, stock purchase, stock option, bonus or savings plan. Seller agrees to pay or allow as a credit to the Purchaser any vacation or sick pay accrued to Seller's employees at Closing up to and including the Closing Date.

     2.4 Litigation. There is no suit or action, or legal, administrative, arbitration or other proceeding or governmental investigation affecting Seller's Assets pending, or to the best knowledge and belief of Seller, threatened against Seller which materially or adversely affects the business of Seller relating to Seller's Assets or Seller's Assets. Seller further warrants and represents that there is no outstanding judgment, decree or order against Seller which affects Seller or Seller's Assets in any way.

     2.5 Representations and Warranties. No representation or warranty by Seller in this Agreement or any document provided hereunder contains or will contain any untrue statement or omissions, or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. All representations and warranties made by Seller in this Agreement and any document provided hereunder shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date.

     2.6 Due Performance. Seller has in all material respects performed all obligations required to be performed by it under, and is not in default in any material respect under, or in violation in any material respect of, its Certificate of Incorporation or by-laws, as amended, or any agreement, lease, mortgage, note, bond, indenture, license or other documents or undertaking, oral or written, to which it is a party or by which it is bound, or by which it or any of its properties or assets may be materially affected. To the best of its knowledge, Seller is not in violation or default in any material respect of any order, regulation, injunction or decree of any court, administrative agency or governmental body. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby will not result in any of the violations or defaults referred to in this paragraph.

     2.7 Subsidiaries. Seller does not have any subsidiaries nor does it have any interest in any undisclosed business enterprise relating to or competing with Seller's Assets or any portion thereof.

3.   COVENANTS, WARRANTIES AND REPRESENTATIONS OF PURCHASER

     Purchaser warrants and represents to Seller as follows:

     3.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is subject to the reporting requirements imposed pursuant to Section 12(g,) of the Securities Exchange Act of 1934, as amended, and has full power and authority to carry on its current business and to purchase, own, use and sell its assets and properties.

     3.2 Corporate Authority. The execution and delivery of this Agreement to Seller and the carrying out of the provisions hereof have been duly authorized by the Board of Directors of Purchaser, and at Closing, Purchaser shall furnish Seller duly certified copies of the authorizing resolutions of Purchaser's Board of Directors.

     3.3 Capitalization. The authorized capital common stock of the Purchaser immediately prior to giving effect to the transactions contemplated hereby consists of 250,000,000 shares, $0.001 par value, of which 22,000,000 shares of its $0.001 par value common stock are issued and outstanding as of the date hereof. The authorized capital of preferred stock of the Purchaser is 5,000,000 shares, $0.001 par value, of which no shares are issued and outstanding as of the date hereof. After giving effect to the issuance of its shares, as provided herein, the Purchaser shall have 23,000,000 shares of its $0.001 par value common stock issued and outstanding. Additionally, to the best of Purchaser's knowledge, all securities issued by Purchaser as of the date of this Agreement have been issued in compliance with all applicable state and federal laws.

     3.4   Binding Nature.   This Agreement shall be, when duly executed and
delivered, a legal and binding obligation of Purchaser, enforceable in accordance with its terms.

     3.5   Warranties and Representations.   No representation or warranty by
Purchaser in this Agreement contains or will contain any untrue statement or omission, or will omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by Purchaser in this Agreement shall be true and correct as of Closing with the same force and effect as if they had been made on and as of such date.

     3.6   Compliance with Securities Laws.   Neither Purchaser nor any
officer, director, affiliate, or controlling person of Purchaser has committed any violation, or been in any way in contravention, of any law, rule or regulation governing transactions in securities, in connection with the transactions herein.

     3.7   Inspection and Value.   Purchaser has formed its own opinion as to
the value of Seller's Assets being purchased hereunder. Seller's warranties include only such express written warranties as are contained in this Agreement. Any other express warranty, oral or written, not contained in this Agreement are of no force and effect. Seller hereby disclaims all implied warranties, including without limitation, implied warranties of merchantability and implied warranties of fitness for special or ordinary uses or purposes. Purchaser has inspected Seller's Assets to the full extent of Purchaser's desire, and Seller has given Purchaser ample opportunity to conduct such inspections. Seller's Assets, except as expressly warranted or represented herein, are purchased "As Is" and "With All Faults."

     3.8   Litigation.   There are no pending, or to the best knowledge and
belief of the Purchaser, threatened actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect Purchaser's ability or right to perform all of Purchaser's obligations hereunder.

     3.9   SEC Filings.   As of the date of this Agreement, Purchaser has
accurately and timely filed with the Securities and Exchange Commission ("SEC") all registration statements, financial statements, applications, reports, schedules, forms, proxy statements and all other instruments, documents and written information (collectively, the "SEC Filings") required to be filed by Purchaser under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. At the date hereof, none of the SEC Filings contains or, on the Closing Date, will contain any untrue statement of a material fact or omits or, on the Closing Date, will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made or shall have been made, not misleading.

4.   MISCELLANEOUS.

     4.1   Bulk Sales Law.   Purchaser and Seller hereby waive compliance by
Seller with the provisions of the Bulk Sale Transfer Article of the Nevada and Utah Uniform Commercial Codes, to the extent applicable. Seller hereby represents and warrants that it presently has sufficient amount of net cash proceeds in its operating and/or trust account to pay all of Seller's creditors, if any, as and when their claims come due and to indemnify and hold Purchaser harmless from and against any loss, damage or expense, including a reasonable attorneys' fees and court costs, incurred by Purchaser as a result of or attributable to the Seller's failure to comply with said provisions.

     4.2 The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

     4.3 No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement.
From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     4.4 The validity, interpretation, and performance of this Agreement shall be controlled by binding arbitration in the State of Utah under the rules then obtaining of the American Arbitration Association. Such arbitration ruling shall be final and binding amongst the parties herein. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

     4.5 The parties hereto agree to indemnify, hold harmless and defend the other from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court fees, and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective corporate names by their respective Presidents, duly authorized by resolution of their respective Boards of Directors, on the day and year first above written.

SELLER:                                 PURCHASER:

Tracy Hernandez (TK Originals)          Replacement Financial, Inc.


By:   /s/ Tracy Hernandez               By:   /s/ Kari Cunningham
    --------------------------------        --------------------------------
    Tracy Hernandez                         Kari Cunningham, President

                                 Schedule  A
                                -------------

                         Schedule of Contract Rights
                        -----------------------------




                                    None

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                                 Schedule B
                                ------------

                        Schedule of Proprietary Rights
                       --------------------------------




                                    None

                                 Schedule C
                                ------------

                             Schedule of Assets
                            --------------------




Inventory                         $1,500.00
  To Include:
     Material
     Patterns
     Sewing Notions


Furniture and Equipment             $750.00
  To Include:
     Sewing Machine
     Serger
     Iron

                                 Schedule D
                                ------------

                          Schedule of Encumbrances
                         --------------------------




                                    None

                                  Exhibit A
                                ------------

                              Investment Letter
                             -------------------


Replacement Financial, Inc.
c/o Kari Cunningham, president

Re:  INVESTMENT LETTER DATED May 31, 2000

Dear Mrs. Cunningham:

     As consideration of a sale of assets by Tracy Hernandez ("Hernandez") to Replacement Financial, Inc. ("RFI"), Hernandez has agreed to acquire 1,000,000 restricted shares of Common Stock of RFI, a Nevada corporation, par value $0.001 (the "Securities"). To induce RFI to issue the Securities, Hernandez hereby represents to RFI that:

     1. The Securities which are to be acquired by Hernandez are being acquired for its own account and for investment and not with a view to the public resale or distribution thereof.

     2. Hernandez acknowledges and understands that the Securities have not been registered pursuant to any federal or state securities laws and therefore may not be resold unless the Securities are subsequently registered under the Securities Act of 1933, as amended (the "Act"), or an exemption from such registration is available. The Securities are thus "restricted securities" as that term is defined in Rule 144 (the "Rule") promulgated under the Act, which Rule addresses the resale of unregistered securities.

     3. Hernandez agrees not sell, transfer or otherwise dispose of the Securities unless, in the opinion of the RFI's counsel, such disposition conforms with applicable securities laws requirements.

     4. Hernandez further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in the Rule. If and when the Rule is available to Hernandez, it may only make sales of the Securities in accordance with the terms and conditions of the Rule.

     5. Hernandez has received and reviewed all of the information it deems necessary from RFI including RFI's 10-SB filing dated August 10, 1999 and RFI's 10-QSB filing dated February 28, 1999. Hernandez acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of RFI concerning the finances of RFI and the proposed business plan of RFI.

     6. By reason of Hernandez's knowledge and experience in financial and business matters in general and investments in particular it is capable of evaluating the merits and risks of an investment in the Securities.

     7. Hernandez is capable of bearing the economic risks of an investment in the Securities. Hernandez fully understands the speculative nature of the Securities and the possibility of loss.

     8. Hernandez's present financial condition is such that she is under no present or contemplated immediate future need to dispose of any portion of the Securities to satisfy any existing or contemplated immediate undertaking, need, or indebtedness.

     9. Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear a restrictive legend.

     10. Hernandez further agrees that RFI shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under the Act and acknowledge that RFI hereby informs Hernandez of its intention to issue such instructions.

                                            Very truly yours,

                                            Tracy Hernandez


                                             By:  /s/ Tracy Hernandez
                                                ---------------------------

                                             Date:  05/31/2000
                                                  -------------------------